SCHEDULE 14A
                                        (RULE 14A-101)

                            INFORMATION REQUIRED IN PROXY STATEMENT

                                   SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                                     EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  Confidential, For Use of the
                                             Commission Only
[x]  Definitive Proxy Statement              (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Additional Materials


[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rul  14a-12


                       NATIONAL AUTO FINANCE COMPANY, INC.
          ------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


          -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1)     Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------

(2)     Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------

(4)     Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------

(5)     Total fee paid:
        ------------------------------------------------------------------------


[ ]     Fee paid previously with preliminary materials:
        ------------------------------------------------------------------------



[ ] Check b x if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:
        ------------------------------------------------------------------------

(2)     Form, Schedule or Registration Statement no.:
        ------------------------------------------------------------------------

(3)     Filing Party:
        ------------------------------------------------------------------------

(4)     Date Filed:
        ------------------------------------------------------------------------

                      NATIONAL AUTO FINANCE COMPANY, INC.
                        621 N.W. 53rd Street, Suite 200
                           Boca Raton, Florida 33487
                                 (800) 999-7535

                                                                    May 15, 1997

Dear Stockholder:

        You are cordially invited to attend the 1997 Annual Meeting of Stockholders of National Auto Finance Company, Inc. on Friday, June 20, 1997, beginning at 11:00 a.m., Eastern Daylight Time, at the Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida 33487. I look forward to greeting as many of you as can attend the Annual Meeting.

        Holders of the Company's Common Stock are being asked to vote on the matters listed in the enclosed Notice of Annual Meeting of Stockholders. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE MATTERS SET FORTH IN THE NOTICE OF ANNUAL MEETING.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares of Common Stock be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and accompanying Proxy Statement, please fill in, date and sign the enclosed proxy card and mail it promptly in the envelope provided.



                                                   Very truly yours,

                                                   /s/ Gary L. Shapiro

                                                   Gary L. Shapiro
                                                   Chairman of the Board and
                                                     Chief Executive Officer

                      NATIONAL AUTO FINANCE COMPANY, INC.

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 20, 1997

                                 ---------------


To the Stockholders
   of National Auto Finance Company, Inc.:

        The Annual Meeting of Stockholders (the "Annual Meeting") of National Auto Finance Company, Inc. (the "Company") will be held at the Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida 33487, on Friday, June 20, 1997, beginning at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1. To elect two directors to serve for a term of three years and until their respective successors are elected and qualified.

2. To ratify the appointment of KPMG Peat Marwick LLP, independent certified public accountants, as auditors for the Company for fiscal 1997.

3. To act upon such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

        Only stockholders of record at the close of business on May 6, 1997 are entitled to notice of, and to vote at, the Annual Meeting.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND TO MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED.

        Your proxy will be revocable by delivering to the Secretary of the Company a written revocation or a proxy bearing a later date at any time prior to the time your proxy is voted, or by attending the Annual Meeting and voting in person.

                                        By Order of the Board of Directors,

                                        /s/ Keith B. Stein

                                        Keith B. Stein
                                        Vice Chairman, Treasurer and Secretary
Boca Raton, Florida
May 15, 1997

                       NATIONAL AUTO FINANCE COMPANY, INC.

                         621 N.W. 53rd Street, Suite 200
                            Boca Raton, Florida 33487
                                 (800) 999-7535

                              --------------------
                                 PROXY STATEMENT
                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 20, 1997

                              --------------------

        This Proxy Statement is being furnished to holders of common stock, par value $.01 per share ("Common Stock"), of National Auto Finance Company, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida 33487, on Friday, June 20, 1997, beginning at 11:00 a.m., Eastern Daylight Time, and at any adjournment or adjournments thereof (the "Annual Meeting").

        This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about May 15, 1997.

THE PROXY

        Gary L. Shapiro, Chief Executive Officer of the Company and Chairman of the Board of Directors, and Keith B. Stein, Vice Chairman, Treasurer and Secretary of the Company, have been selected as proxies by the Board of Directors with respect to the matters to be voted upon at the Annual Meeting.

        All shares of Common Stock that are represented by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to the use of such proxy in accordance with the procedures therefor, will be voted as specified in the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS CONTAINED IN THIS PROXY STATEMENT, AND IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

        A stockholder may revoke his, her or its proxy at any time prior to the use of such proxy by delivering to the Secretary of the Company a signed notice of revocation or a later dated and signed proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

RECORD DATE; SHARES ENTITLED TO VOTE

        The Board of Directors has fixed the close of business on May 6, 1997 as the date (the "Record Date") for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 7,026,000 shares of Common Stock issued and outstanding, with each share entitled to one vote on each matter submitted to stockholders for consideration at the Annual Meeting.

QUORUM; REQUIRED VOTE

        The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. With respect to abstentions and broker non-votes (as described below), the shares covered thereby are deemed to be present at the Annual Meeting for purposes of determining a quorum.

        The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote on the election of directors is required to elect those persons nominated for director pursuant to the Election Proposal (as defined under "BOARD OF DIRECTORS - Election Proposal"). Stockholders will not be allowed to cumulate their votes in the election of directors nor may proxies be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

        The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on the ratification of auditors is required to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors.

        On each matter submitted to stockholders for consideration at the Annual Meeting, only shares of Common Stock that are voted in favor of such matter (including proxies for which no direction is provided) will be counted toward approval of such matter. Abstentions (i.e., shares of Common Stock present at the Annual Meeting that are not voted on a particular matter) are counted for purposes of determining the number of shares entitled to vote with respect to that matter and, therefore, have the same effect as a vote against such matter.

        A broker non-vote occurs when an agent holding shares for a beneficial owner does not vote on a particular proposal because the agent does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. The Delaware Supreme Court has held that, while broker non-votes may be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes may not be counted for purposes of determining the number of shares entitled to vote with respect to a particular matter for which authorization to vote was withheld. Consequently, broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve the requisite vote for such proposal by reducing the total number of shares of Common Stock from which the requisite vote is calculated. Accordingly, broker non-votes with respect to a matter will not be considered shares entitled to vote and, therefore, will not be counted as votes for or against such matter in determining whether such matter is approved.

        Stockholders are not entitled to appraisal rights or similar rights of dissenters under the Delaware General Corporation Law in connection with any of the matters to be acted upon at the Annual Meeting.

                               BOARD OF DIRECTORS

ELECTION PROPOSAL

        The Board of Directors currently consists of six members and is divided into three classes (Class I, Class II and Class III), each of which currently has two members. The term of office of each of the Class I Directors will expire at the Annual Meeting. The number of Class I Directors currently is set at three, including one vacancy.

        The terms of office of each class of directors are staggered so that the terms of no more than one class of directors will expire in any one year. At each annual meeting of stockholders, the directors elected to succeed those whose terms then expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders, with each director holding office until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

        The Board of Directors has nominated for election Keith B. Stein and Peter Offermann to serve as Class I Directors until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified (the "Election Proposal"). Messrs. Stein and Offermann currently are members of the Board of Directors. The other four directors (whose names are listed below) will continue in office. The Board of Directors intends to fill the vacancy currently existing in Class I by appointing an additional person to serve as a Class I Director as soon as practicable after the Annual Meeting, once a suitable candidate is identified. With respect to the election of directors, proxies may not be voted at the Annual Meeting for a greater number of persons than the number of nominees named in this Proxy Statement.

        The following table lists the name, age and positions with the Company of each of the two nominees and each of the four continuing directors, as well as the year in which each such person's term of office will expire and the month and year in which each director was first elected as a director of the Company (in each case assuming that each of the nominees is elected at the Annual Meeting).


                                          Term                                      Served as
            Name                Age     Expires    Positions with the Company    Director Since
            ----                ---     -------    --------------------------    --------------
NOMINEES
  Class I

  Keith B. Stein                39        2000     Vice Chairman, Treasurer      October 1996
                                                   and Secretary
  Peter Offermann               52        2000     Director                      October 1996

CONTINUING DIRECTORS
  Class II

  Roy E. Tipton                 43        1998     President and Director        October 1996

  Edgar A. Otto                 66        1998     Director                      October 1996

  Class III

  Gary L. Shapiro               47        1999     Chairman of the Board and     October 1996
                                                   Chief Executive Officer

  Morgan M. Schuessler          61        1999     Director                      April 1997



  NOMINEES

        Keith B. Stein is the Vice Chairman, Treasurer and Secretary of the Company. Mr. Stein has been the Executive Vice President and Assistant Secretary of National Auto Finance Corporation ("National Auto"), the general partner of National Auto Finance Company L.P. (the "National Auto Partnership"), since January 1995, and a Managing Director of National Financial Companies LLC ("National Financial") since January 1995. The National Auto Partnership is the predecessor to the business of the Company and the principal stockholder of the Company. Mr. Stein served from March 1993 to September 1994 as Senior Vice President, Secretary and General Counsel of WestPoint Stevens Inc., a textile company, after having served the same company from October 1992 to February 1993 in the capacity of Acting General Counsel and Secretary. From May 1989 to February 1993, Mr. Stein was associated with the law firm of Weil, Gotshal & Manges LLP. Mr. Stein has been a director of DVL, Inc., a public company engaged in the real estate finance business, since September 1996.

        Peter Offermann has been a Director of the Company since October 1996 and is Chairman of the Audit Committee of the Board of Directors (the "Audit Committee"). From 1968 to 1994, Mr. Offermann held a number of positions with Bankers Trust Company and its affiliates, including as Managing Director of BT Investment Partners, Inc. from October 1992 through May 1994, Managing Director of BT Securities Corporation from October 1991 through October 1992 and Managing Director of Bankers Trust Company from 1986 through 1991. From 1994 to 1995, Mr. Offermann was President of Offermann Financial Inc., a provider of strategic financial advice. Since 1995, Mr. Offermann has served as Executive Vice President and Chief Financial Officer of TLC Beatrice International Holdings, Inc., a food manufacturing and distribution business. Since 1996, Mr. Offermann has served as a Director of Jan Bell Marketing, Inc., a jewelry distribution company.

        Each of the above-named nominees has consented to being named in this Proxy Statement and will serve as a director if elected. If at the time of the Annual Meeting, however, either of the above-named nominees should be unable or decline to serve, the persons named as proxies will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION PROPOSAL TO ELECT THE TWO NOMINEES FOR DIRECTOR NAMED ABOVE.


  CONTINUING DIRECTORS

        Roy E. Tipton is the President and a Director of the Company and has been the President of the National Auto Partnership since May 1994. Mr. Tipton served from April 1992 to May 1994 as the President of Stanford Automotive Financial Company, an automobile finance company ("Stanford"). He served from April 1991 to April 1992 as a Regional Manager of Primus Auto Company, an automobile finance company ("Primus"). Mr. Tipton served in several capacities at each of Ford Motor Credit Company from June 1975 to September 1985 and Omni Financial Services of America ("World Omni") from September 1985 to February 1990.

        Edgar A. Otto is a Director of the Company and has been a Director of National Auto since October 1994. Mr. Otto was a principal of National Financial Corporation, the predecessor to National Financial, from its inception until April 1996. From 1971 to 1994, Mr. Otto served as President and Chief Executive Officer of Therma Systems Corporation, a manufacturing company. He is currently Chairman of National Healthnet Corporation, a healthcare services provider.

        Gary L. Shapiro is the Chairman of the Board of Directors and the Chief Executive Officer of the Company and has been the Chairman and Chief Executive Officer of National Auto since October 1994. Mr. Shapiro has also been the Chairman and Chief Executive Officer of National Financial for more than the past five years. Mr. Shapiro served as a partner in the firm of Mailman, Ross, Toyes and Shapiro, Certified Public Accountants, from November 1973 to March 1982. In 1981, Mr. Shapiro founded National Machine Tool Finance Corporation ("National Tool"), a machine tool finance company. He served as President of National Tool until 1990.

        Morgan M. Schuessler has been a Director of the Company since April 1997 and is a member of the Audit Committee. Mr. Schuessler has been the Executive Vice President-Finance and Chief Financial Officer of WestPoint Stevens Inc. since April 1993. From 1982 to 1993, Mr. Schuessler was employed by Dixie Yarns, Inc., a textile company, most recently as its Senior Vice President and Chief Financial Officer.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors currently has the Audit Committee and intends to form both a Compensation Committee (the "Compensation Committee") and a Nominating Committee (the "Nominating Committee") at its next annual meeting following the Annual Meeting. The Compensation Committee will consist of a majority of independent non-employee directors.

   AUDIT COMMITTEE

       The Audit Committee was formed in April 1997 and, therefore, held no meetings during the fiscal year ended December 31, 1996 ("Fiscal 1996"). The members of the Audit Committee are Peter Offermann, as Chairman, and Morgan M. Schuessler, each of whom is an independent non-employee Director.

       Among other things, the Audit Committee (i) reviews the internal auditing program and internal control and accounting procedures of the Company, (ii) consults with and reviews the reports submitted by the Company's independent auditors, (iii) reviews, with the Company's management, compliance reporting and accounting, and (iv) makes such reports and recommendations to the Board of Directors as it deems appropriate.

    COMPENSATION COMMITTEE

       The Board of Directors intends to form the Compensation Committee at its next annual meeting following the Annual Meeting. The function of the Compensation Committee will be to establish salaries, bonuses and other incentive plans in order to attract persons to serve as, and to retain, motivate and reward qualified persons serving as, directors, executive officers and key employees of the Company. In addition, the Compensation Committee will become the administrator for the Company's 1996 Share Incentive Plan (the "1996 Share Incentive Plan"). See also "EXECUTIVE COMPENSATION."

    NOMINATING COMMITTEE

       The Board of Directors intends to form the Nominating Committee at its next annual meeting following the Annual Meeting. The Nominating Committee will be responsible for (i) evaluating and recommending qualified persons as nominees for election or re-election as directors of the Company; (ii) establishing procedures for identifying nominees; (iii) recommending criteria for membership on the Board of Directors or any committee thereof; (iv) recommending directors for membership on, and to serve as chairman of, any committee of the Board of Directors; (v) recommending qualified persons to serve as Chairman of the Board of Directors and as senior executive officers of the Company; and (vi) considering nominees recommended by stockholders for election as directors of the Company.

       The Nominating Committee will consider nominees recommended by a stockholder entitled to vote for the election of the director nominated upon written notice of such stockholder given to the Secretary of the Company in accordance with the notice provisions and procedures set forth in the Company's By-laws. To be timely, such notice must be received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the date of the Annual Meeting; provided, however, that in the event that less than 70 days' notice or other public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs.

       To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such person and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the person(s) named in the stockholder's notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serving as a director if elected.

DIRECTOR ATTENDANCE

       The Board of Directors was formed in October 1996 and held no meetings during Fiscal 1996. All actions taken by the Board of Directors in Fiscal 1996 were taken by the unanimous written consent of all members of the Board of Directors as permitted by the Delaware General Corporation Law and the Company's By-Laws.

DIRECTOR COMPENSATION

       Directors who are also employees of the Company (including Gary L. Shapiro, Chairman of the Board of Directors, who controls National Financial, an entity that receives certain fees in connection with management services provided to the Company (see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Management and Service Agreements")) receive no extra compensation or retainer fees for their service as members of the Board of Directors or any committee thereof. Independent non-employee directors of the Company receive an annual retainer of $10,000. In addition, each independent non-employee director receives $1,000 for each meeting of the Board of Directors attended and $500 for each meeting of a committee attended, plus, in each case, expenses incident to attendance at such meetings. Stock options exercisable for shares of Common Stock are granted to independent non-employee directors of the Company pursuant to the 1996 Share Incentive Plan in order to provide such directors an opportunity to acquire a proprietary interest in the Company through automatic, non-discretionary awards of Common Stock, and thus to create in such directors an increased interest in and a greater concern for the welfare of the Company. See also "EXECUTIVE COMPENSATION" for information concerning the granting of options to purchase, and awards of, Common Stock to directors. The purchase price of the Common Stock covered by such options is the fair market value of such Common Stock on the date of grant. These options are fully exercisable on the first anniversary of the date of grant. In January 1997, the Company granted to Peter Offermann, an independent non-employee director of the Company, stock options to acquire 5,000 shares of Common Stock. See Note 12 under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       As of the date hereof, the Board of Directors has not formed the Compensation Committee. During Fiscal 1996, executive compensation decisions were made by the Board of Directors of National Auto, which consisted of Gary L. Shapiro, Chief Executive Officer of the Company and Chairman of the Board of Directors, Edgar A. Otto, a non-employee Director of the Company, and Stephen L. Gurba, who was neither an officer or director nor an employee of the Company. See also "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

        Mr. Shapiro and Mr. Otto are directors and officers of National Auto, the general partner of the National Auto Partnership. Mr. Shapiro is also a member and an officer of National Financial. Mr. Shapiro is the general partner of The S Associates Limited Partnership ("S Associates") and Mr. Otto is the general partner of The O Associates Limited Partnership ("O Associates"). Each of S Associates and O Associates is a limited partner of the National Auto Partnership. Keith B. Stein, Vice Chairman, Treasurer and Secretary of the Company, is a member and an officer of National Financial and an officer of National Auto. Mr. Gurba is a limited partner of the National Auto Partnership.

       National Auto has entered into the Service Agreement (as defined under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Management and Service Agreements") with National Financial. See also "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" for a description of transactions between the Company and those persons responsible for executive compensation decisions in Fiscal 1996 and the entities affiliated with such persons.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. During Fiscal 1996, however, the Company's equity securities were not publicly registered and the Company was not subject to the reporting requirements of the Exchange Act. Therefore, the Company's executive officers and directors, and beneficial owners of the Company's equity securities, were not subject to the reporting requirements of Section 16(a) during Fiscal 1996.

                                   MANAGEMENT

EXECUTIVE OFFICERS

       The following individuals are the executive officers of the Company:

              NAME OF OFFICER                   AGE            TITLE
              ---------------                   ---            -----
Gary L. Shapiro............................     47      Chairman of the Board and Chief Executive
                                                        Officer

Keith B. Stein.............................     39      Vice Chairman, Treasurer and Secretary

Roy E. Tipton..............................     43      President

William G. Magro...........................     47      Executive Vice President

Stephen R. Stack...........................     38      Senior Vice President-Sales and Marketing

Kevin G. Adams.............................     40      Vice President and Chief Financial Officer

Stephen Topp...............................     48      Vice President-Operations

Tim W. Carter..............................     46      Vice President-Planning and Development


        For a discussion of the business experience of each of Messrs. Shapiro, Stein and Tipton, see "BOARD OF DIRECTORS-Election Proposal."

       William G. Magro is the Executive Vice President of the Company and has been the Executive Vice President of the National Auto Partnership since September 1994. Mr. Magro served from January 1985 to August 1994 as a Director of Collection and Client Services for World Omni. He served from January 1972 to December 1984 as a Collection Supervisor and a Dealer Relations Supervisor at General Motors Acceptance Corporation ("General Motors").

       Stephen R. Stack is the Senior Vice President-Sales and Marketing of the Company and has been Vice President of the National Auto Partnership since December 1995. Mr. Stack served from March 1990 to September 1995 in various executive positions (including as executive director) with Alamo Rent-A-Car, Inc., an automobile rental concern. From 1976 through 1989, Mr. Stack held various positions with General Motors.

       Kevin G. Adams is the Vice President and Chief Financial Officer of the Company and has been a Vice President and Chief Financial Officer of the National Auto Partnership since October 1994. He served from December 1992 to October 1994 as Vice President-Finance of National Financial. Mr. Adams served from September 1983 to June 1992 as a Vice President and Chief Financial Officer of National Tool.

       Stephen Topp has been the Vice President-Operations of the Company since April 29, 1997. Mr. Topp served as the Assistant Vice President-Sales Finance in the automobile finance division of First Union National Bank of Tennessee from January 1994 to March 1997. Mr. Topp served from January 1990 to July 1993 as Senior Financial Services Manager of Nissan Motors Acceptance Corporation, an automobile finance concern. Mr. Topp held various positions with World Omni from 1987 through 1989.

       Tim W. Carter is the Vice President-Planning and Development of the Company and has been a Vice President of the National Auto Partnership since February 1996. Mr. Carter served from July 1991 to February 1996 as the Director of Development of World Omni. Mr. Carter held various positions with World Omni from March 1988 to July 1991.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information as of April 11, 1997 (except as otherwise specified in the footnotes thereto) with respect to the beneficial ownership (as such term is defined under Section 13(d) of the Exchange Act) of Common Stock by (i) each person who is the beneficial owner of more than five percent of the Common Stock outstanding as of such date, (ii) all directors of the Company and the nominees for election to the Board of Directors whose names are set forth under "BOARD OF DIRECTORS-Election Proposal," (iii) the Named Officers (as defined under "EXECUTIVE COMPENSATION"), and (iv) all directors and executive officers as a group, as reported by each such person.


                                                                 Beneficial Ownership(1)
                                                                 -----------------------
                Name and Address                            Number of
                of Beneficial Owner(2)                       Shares                 Percent
                ----------------------                       ------                 -------
National Auto Finance Company L.P.(3).................      4,230,000              60.20%
  621 N.W. 53rd Street, Suite 200
  Boca Raton, Florida  33487
Morgan Guaranty Trust Company
  of New York, as trustee(4)..........................        496,000               7.06%
  522 Fifth Avenue
  New York, New York  10036
Gary L. Shapiro(5)(6).................................          9,167                  *
Edgar A. Otto(5)......................................              -                  *
Keith B. Stein(5)(7)..................................          7,500                  *
Roy E. Tipton(5)(8)...................................         16,667                  *
William G. Magro(5)(9)................................         11,667                  *
Blane H. McDonald(5)(10)..............................         10,000                  *
Stephen R. Stack(5)(11)...............................          9,334                  *
Peter Offermann(12)...................................          5,000                  *
  All directors and executive officers
    as a group (10 persons)...........................         76,668               1.09%
--------------------

*       Represents less than 1%.

(1) Except as otherwise indicated, includes total number of shares outstanding and the number of shares that each person has the right to acquire within 60 days through the exercise of options. Percentage of ownership is based upon 7,026,000 shares of Common Stock issued and outstanding as of April 11, 1997.

(2) The business address of each of the directors and current executive officers listed in the table above is c/o National Auto Finance Company, Inc., 621 N.W. 53rd Street, Suite 200, Boca Raton, Florida 33487.

(3) The general partner of the National Auto Partnership is National Auto. National Auto holds a 1% general partner interest in the National Auto Partnership. A majority of the outstanding capital stock of National Auto is owned collectively by Messrs. Shapiro and Otto. The limited partners of the National Auto Partnership include, among others, S Associates, O Associates, IronBrand Capital, LLC (the "First Union Partner"), and Messrs. Stein, Tipton, Magro, Stack and Adams. Mr. Shapiro owns all of the outstanding capital stock of the general partner of S Associates. Mr. Otto owns all of the outstanding capital stock of the general partner of O Associates. The First Union Partner holds a


                                        9

        vested 15% limited partner economic interest in the National Auto Partnership. The remaining limited partners of the National Auto Partnership hold the balance of the limited partner economic interests. The First Union Partner may earn up to an additional 34% limited partner economic interest (or an aggregate of approximately 49% when added to the First Union Partner's current vested economic limited partner interest), thus diluting the other limited partners, but not diluting the public stockholders of the Company, over a period of time expiring on January 31, 1999 (the "Determination Date"), based upon various factors specified in a certain agreement of limited partnership, dated as of October 1, 1994 (as amended and restated, the "National Auto Partnership Agreement"), including the overall performance of a certain strategic referral and marketing alliance (the "First Union Strategic Alliance") entered into in April 1996 with First Union National Bank of North Carolina and certain of its national bank affiliates (collectively, "First Union"), and the total market value of the Company on the Determination Date. Except for the First Union Partner, each limited partner of the National Auto Partnership has the right to vote on certain matters specified in the National Auto Partnership Agreement commensurate with each such limited partner's respective limited partner economic interest. In accordance with the National Auto Partnership Agreement, the consent of the First Union Partner is generally required before the National Auto Partnership may take certain material actions.

(4) Includes shares held by Morgan Guaranty Trust Company of New York ("MGTC"), as trustee of each of the Commingled Pension Trust Fund (Multi-Market Special Investment Fund II) of Morgan Guaranty Trust Company of New York and the Multi-Market Special Investment Trust Fund of Morgan Guaranty Trust Company of New York (the "Morgan Trust Funds") and as investment manager and agent for an institutional investor ("MGAS", and together with MGTC and the Morgan Trust Funds, the "Morgan Group"). Of these shares, 470,000 were issued by the Company in exchange for the Deferred Additional Interest Notes (as defined in "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Senior Subordinated Indebtedness") and 26,000 were issued by the Company pursuant to the terms of the Note Purchase Agreement (as defined in "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Senior Subordinated Indebtedness") upon the grant of options to key employees and directors of the Company.

(5) Excludes shares held by the National Auto Partnership. Each such person disclaims beneficial ownership with respect to such shares.

(6) Includes stock options granted in 1997 to acquire an aggregate of 27,500 shares of Common Stock, of which stock options to acquire 9,167 shares are immediately exercisable, stock options to acquire 9,167 shares vest in 1998 and stock options to acquire 9,166 shares vest in 1999.

(7) Includes stock options granted in 1997 to acquire an aggregate of 22,500 shares of Common Stock, of which stock options to acquire 7,500 shares are immediately exercisable, stock options to acquire 7,500 shares vest in 1998 and stock options to acquire 7,500 shares vest in 1999.

(8) Includes stock options granted in 1997 to acquire an aggregate of 50,000 shares of Common Stock, of which stock options to acquire 16,667 shares are immediately exercisable, stock options to acquire 16,667 shares vest in 1998 and stock options to acquire 16,666 shares vest in 1999.

(9) Includes stock options granted in 1997 to acquire an aggregate of 35,000 shares of Common Stock, of which stock options to acquire 11,667 shares are immediately exercisable, stock options to acquire 11,667 shares vest in 1998 and stock options to acquire 11,666 shares vest in 1999.

(10) Includes stock options granted in 1997 to acquire an aggregate of 30,000 shares of Common Stock, of which stock options to acquire 10,000 shares are immediately exercisable, stock options to acquire 10,000 shares were to vest in 1998 and stock options to acquire 10,000 shares were to vest in 1999. Mr. McDonald resigned his position with the Company effective May 24, 1997.



                                       10

(11) Includes stock options granted in 1997 to acquire an aggregate of 28,000 shares of Common Stock, of which stock options to acquire 9,334 shares are immediately exercisable, stock options to acquire 9,333 shares vest in 1998 and stock options to acquire 9,333 shares vest in 1999.


(12) Includes stock options to acquire an aggregate of 5,000 shares of Common Stock, all of which vest in 1998.


                             EXECUTIVE COMPENSATION

       The following table sets forth information concerning total compensation earned by or paid to the Chief Executive Officer and the four other highest-paid executive officers of the Company employed as of December 31, 1996 (the "Named Officers") during Fiscal 1996 for services rendered to the Company.

                           SUMMARY COMPENSATION TABLE

                                                                           Other Annual
                                             Annual Compensation              Compen-          All Other
Name and Principal Position   Year(1)       Salary         Bonus(2)           sation         Compensation
---------------------------   -------       ------         --------          --------        ------------
Gary L. Shapiro(3)(4)......    1996        $      0        $      0           $      0         $      0
  Chief Executive Officer

Roy E. Tipton(5)...........    1996         130,000          59,131                (7)                0
  President

William G. Magro(6)........    1996         110,571          40,834                (7)        11,041(8)
  Executive Vice President

Blane H. McDonald(5)(9)....    1996         103,000          39,042                (7)                0
  Vice President and
    Chief Operating Officer

Stephen R. Stack(5)........    1996         105,000          35,251                (7)                0
  Senior Vice President -
    Sales and Marketing

(1) Information with respect to fiscal years prior to Fiscal 1996 is not reported due to the fact that the Company first became a reporting company pursuant to the Exchange Act on January 29, 1997.

(2) Bonuses for Messrs. Tipton, Magro, Stack and McDonald (prior to his resignation) for services rendered in a given year are determined after the Board of Directors has approved the audited financial statements for that year. These bonuses are paid at the end of March of the following year. See "-Employment Agreements."

(3) No compensation was received directly from the Company in Fiscal 1996. However, the Company paid a fee to National Auto for management services rendered pursuant to the Management Agreement (as defined under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Management and Service Agreements"). National Auto, in turn, paid to National Financial, a limited liability company controlled by Mr. Shapiro, a fee pursuant to the Service Agreement (as defined under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Management and Service Agreements") for services necessary to support National Auto's performance of its obligations under the Management Agreement. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Management and Service Agreements."

(4) Mr. Shapiro is a director and officer of National Auto.

(5) Compensation was paid by the National Auto Partnership.

(6) Compensation was paid by Auto Credit Clearinghouse L.P. (the "ACCH Partnership"), a predecessor to the business of a division of the Company.

(7) Reflects immaterial amounts that, in the aggregate, are below reportable thresholds with respect to 401(k) contributions made by the Company in accordance with the Company's 401(k) Plan and reimbursement for certain monthly automobile expenses.

(8) Reflects amounts paid to Mr. Magro for relocation expenses in 1996.

(9) Mr. McDonald resigned his position with the Company effective May 24, 1997.

    No restricted stock awards, stock appreciation rights or long-term incentive plan awards were awarded to, earned by or paid to the Named Officers during Fiscal 1996.

1996 SHARE INCENTIVE PLAN

        On November 20, 1996, the Board of Directors adopted the 1996 Share Incentive Plan. The 1996 Share Incentive Plan is intended to provide incentives which will attract, retain and motivate highly competent persons, each of whom will contribute to the success and future growth and profitability of the Company, as executive management, employees and directors of the Company and of any parent or subsidiary of the Company, by providing them with the opportunity to acquire shares of Common Stock or to receive monetary payments based on the value of such shares pursuant to certain benefits contemplated by the 1996 Share Incentive Plan. Furthermore, the 1996 Share Incentive Plan is intended to assist in aligning the interests of the Company's executive management, employees and directors with those of its stockholders.

Administration

        The 1996 Share Incentive Plan is currently administered by the entire Board of Directors and will be administered by the Compensation Committee once such committee is formed (the "Plan Administrator"). See "BOARD OF DIRECTORS-Committees of the Board of Directors."

        The 1996 Share Incentive Plan provides for the granting of certain benefits in any one or a combination of (i) stock options, (ii) stock appreciation rights, (iii) stock awards, (iv) performance awards, and (v) stock units (each as more particularly described below, and collectively, "Benefits"). The aggregate number of shares of Common Stock that may be subject to such Benefits, including stock options, is 500,000 shares of Common Stock (subject to adjustment in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution). Additionally, if there is a "change in control" (as such term is defined in the 1996 Share Incentive Plan) of the Company, all then outstanding stock options and stock appreciation rights will become immediately exercisable.

        The Company granted stock options in respect of an aggregate of 260,000 shares of Common Stock under the 1996 Share Incentive Plan to certain key employees and directors of the Company, including Gary L. Shapiro (stock options to acquire 27,500 shares of Common Stock), Roy E. Tipton (stock options to acquire 50,000 shares of Common Stock), William G. Magro (stock options to acquire 35,000 shares of Common Stock), Blane H. McDonald (stock options to acquire 30,000 shares of Common Stock) and Stephen R. Stack (stock options to acquire 28,000 shares of Common Stock), contemporaneously with the issuance and sale by the Company of 2,300,000 shares of Common Stock pursuant to a Prospectus dated January 29, 1997 (the "Offering"), which Offering was consummated on February 4, 1997.

        The Board of Directors may amend the 1996 Share Incentive Plan from time to time or may suspend or terminate the 1996 Share Incentive Plan at any time, except that, unless approved by the stockholders of the Company, no such amendment may (i) increase the total number of shares which may be issued under the 1996 Share Incentive Plan or the maximum number of shares with respect to any Benefits that may be granted to any individual under the 1996 Share Incentive Plan or (ii) modify the requirements as to eligibility for Benefits under the 1996 Share Incentive Plan. In addition, no amendment may be made without the approval of the stockholders of the Company if the amendment will disqualify any Incentive Stock Options (as defined below under Stock Options) granted under the 1996 Share Incentive Plan. By mutual agreement between the Company and a participant under the 1996 Share Incentive Plan, Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted under the 1996 Share Incentive Plan. No Benefits may be granted more than ten years after the effective date of the 1996 Share Incentive Plan. The terms applicable to any Benefits granted prior to such effective date may thereafter be amended by mutual agreement between the Company and the participant or such other person who may then have an interest in such Benefits.

        Benefits may be transferred by a participant only by will or the laws of descent and distribution, and are exercisable, during the participant's lifetime, only by the participant. If a participant dies, each stock option or stock appreciation right previously granted to him or her becomes exercisable as the Plan Administrator, in its discretion, has set forth in the applicable option or right agreement.

Stock Options

        Stock options granted under the 1996 Share Incentive Plan enable the holder to purchase a specific number of shares of Common Stock at set terms and at a fixed purchase price. Determinations with respect to the exercise price, exercise period and method of payment of the stock options are made in the discretion of the Plan Administrator. Stock options may be "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or stock options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Plan Administrator has the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options or both types of stock options (in each case with or without stock appreciation rights).

        Certain limitations apply with respect to Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or a parent or subsidiary of the Company at the date of grant. Furthermore, the aggregate market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) may not exceed $100,000. Except under limited circumstances, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary of the Company.

Stock Appreciation Rights

        Stock appreciation rights may be granted, in the discretion of the Plan Administrator, to holders of stock options granted under the 1996 Share Incentive Plan. Holders of such stock appreciation rights are entitled to receive a payment in cash, Common Stock or a combination thereof in an amount equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the right is exercised over the fair market value of such shares of Common Stock on the date the right was first granted.

Stock Awards

        Stock awards consisting of Common Stock issued or transferred to participants with or without other payments therefor as additional compensation for services rendered to the Company may be granted in the discretion of the Plan Administrator. Stock awards (which may constitute Performance-Based Awards, as described below under Performance Awards) may be subject to such terms and conditions as the Plan Administrator determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods.

Performance Awards

        Performance awards may be granted to participants in the discretion of the Plan Administrator and may, as determined by the Plan Administrator, constitute performance-based awards, which, as more particularly described below, consist of Benefits granted under the 1996 Share Incentive Plan in such a manner that they qualify for the performance-based compensation exemption of
Section 162(m) of the Code ("Performance-Based Awards"). The number, amount and timing of performance awards granted to each participant are determined in the sole discretion of the Plan Administrator. Payment of earned performance awards are made in accordance with the terms and conditions prescribed or authorized by the Plan Administrator. Participants may elect to defer, or the Plan Administrator may require or permit the deferral of, the receipt of performance awards upon such terms as the Plan Administrator deems appropriate. Performance awards may be in the form of shares of Common Stock or stock units and may be awarded as short-term or long-term incentives.

        With respect to those performance awards that constitute
Performance-Based Awards, the Plan Administrator may set performance targets which serve to determine the number and/or value of performance awards paid out to the participants, and may attach to such performance awards one or more restrictions.

Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance. With respect to those performance awards that are not intended to constitute Performance-Based Awards, the Plan Administrator has the authority at any time to make adjustments to performance targets for any outstanding performance awards which the Plan Administrator deems necessary or desirable, unless at the time of establishment of such goals the Plan Administrator had precluded its authority to make such adjustments.

Stock Units

        Stock units (accounts representing one share of Common Stock) may be granted to participants under the 1996 Share Incentive Plan in the sole discretion of the Plan Administrator. Stock units may, as determined by the Plan Administrator in its sole discretion, constitute Performance-Based Awards. The Plan Administrator is authorized to determine the criteria for the vesting of stock units. A stock unit granted by the Plan Administrator provides payment in shares of Common Stock at such time as the award agreement specifies. Shares of Common Stock issued in connection with the granting of stock units may be issued with or without other payments therefor, as may be required by applicable law or such other consideration as may be determined by the Plan Administrator. The Plan Administrator is authorized to determine whether a participant who is granted a stock unit may be entitled to the right to receive the amount of any dividend paid on the share of Common Stock underlying such stock unit, which dividend is payable in cash or in the form of additional stock units.

        Upon the vesting of stock units, unless the Plan Administrator has determined, or the participants have elected, to defer payment with respect to such stock units, the shares of Common Stock representing such stock units may be distributed to the participant. The Plan Administrator, with the consent of the participants, may also provide for the payment of the stock units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participants. Prior to the year with respect to which a stock unit may vest, the participant may elect not to receive Common Stock upon the vesting of such stock unit and for the Company to continue to maintain the stock unit on its books of account, in which event, the value of a stock unit becomes payable in shares of Common Stock pursuant to the agreement of deferral.

Performance-Based Awards

        As determined by the Plan Administrator in its sole discretion, the granting or vesting of Performance- Based Awards will be based upon one or more factors, including, but not limited to, net sales, pre-tax income before allocation of corporate overhead and bonus, budget and earnings per share. The Plan Administrator is authorized to establish (i) the objective performance-based goals applicable to a given period and (ii) the individual employees or class of employees to which such performance-based goals apply. No Performance-Based Awards are payable to or may vest with respect to any participant for a given fiscal period until the Plan Administrator certifies that the objective performance-based goals have been satisfied.

        The 1996 Share Incentive Plan is intended to be qualified under Rule 16b-3 of the Exchange Act.

EMPLOYMENT AGREEMENTS

       The Company employs each of Roy E. Tipton, President, William G. Magro, Executive Vice President, and Stephen R. Stack, Senior Vice President-Sales and Marketing (individually, an "Executive" and collectively, the "Executives"), pursuant to employment agreements effective as of September 16, 1995, July 1, 1996 (as amended) and December 30, 1996, respectively. The term of Mr. Tipton's agreement will end on December 31, 1998 and the term of each of Messrs. Magro's and Stack's agreements will end on June 30, 1999, unless sooner terminated pursuant to the terms of the respective agreement. Prior to his resignation from the Company on May 24, 1997, Blane H. McDonald was employed as Vice President and Chief Operating Officer pursuant to an employment agreement effective as of October 19, 1995.

       Mr. Tipton's annual base salary was $130,000 from January 1, 1996 to December 31, 1996 and will be $155,000 from January 1, 1997 to December 31, 1997 and $180,000 from January 1, 1998 to December 31,

1998. Mr. Tipton will receive from the Company an incentive bonus in each of such years based upon the achievement of certain performance goals, payable on or before March 31 of each of 1997 and 1998. The incentive bonus is computed as the lesser of a prescribed fraction of the Company's net annual pre-tax income and (i) in 1997, $96,875 and (ii) in 1998, $117,000.

       Mr. Magro's annual base salary from the effective date of his agreement through December 31, 1996 was $110,571 and will be (i) $130,000 from January 1, 1997 to December 31, 1997, (ii) $140,000 from January 1, 1998 to December 31, 1998 and (iii) $150,000 from January 1, 1999 to June 30, 1999. Mr. Magro will receive an incentive bonus in each of such years based upon the achievement of certain performance goals, payable on or before March 31 of each of 1997, 1998, 1999 and 2000. The incentive bonus is computed as the lesser of a prescribed fraction of the Company's net annual pre-tax income and (i) in 1997, $71,500,
(ii) in 1998, $84,000 and (iii) in 1999, $90,000.

       Mr. Stack's annual base salary from the effective date of his agreement through December 31, 1996 was $105,000 and will be (i) $115,000 from January 1, 1997 to December 31, 1997, (ii) $128,000 from January 1, 1998 to December 31, 1998 and (iii) $144,000 from January 1, 1999 to June 30, 1999. Mr. Stack will receive an incentive bonus in each of such years based upon the achievement of certain performance goals, payable on or before March 31 of each of 1997, 1998, 1999 and 2000. The incentive bonus is computed as the lesser of a prescribed fraction of the Company's net annual pre-tax income and (i) in 1997, $57,500,
(ii) in 1998, $64,000 and (iii) in 1999, $72,000.

       Mr. McDonald's annual base salary was $103,000 from January 1, 1996 to December 31, 1996 and, prior to his resignation, Mr. McDonald was being paid at the annual rate of $116,000, commencing January 1, 1997. Pursuant to his employment agreement, Mr. McDonald earned an incentive bonus in 1996 in the amount of $39,042. Such bonus was based upon the achievement of certain performance goals and was paid in March 1997.


       Pursuant to their employment agreements, each of the Executives may participate in any stock option and benefit plans adopted by the Company or its successors. Prior to his resignation, such participation was also available to Mr. McDonald. In addition, each of the Executives and Mr. McDonald has agreed to maintain the confidentiality of the Company's proprietary information and has agreed, during the term of his agreement, not to compete directly or indirectly with the business of the Company.

       The employment agreement of each of the Executives may be terminated by the Company due to such Executive's disability or death, or for "cause" (as defined in the employment agreements). In the event that an Executive is terminated for cause, he will be entitled to receive all accrued but unpaid base salary, benefits and other compensation and, under certain circumstances, an additional payment or payments equal to his base salary for a twelve-month period. Each of the Executives may also terminate his employment for Good Reason (as defined in the employment agreements). In such event, the Executive will be entitled to receive all accrued but unpaid base salary, benefits and other compensation. In addition, Mr. Tipton will receive an amount equal to the remaining unpaid balance of his base salary for the full remaining term of his agreement and each of Messrs. Magro and Stack will receive an amount equal to his base salary for a six-month period.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

       As of the date hereof, the Company has not formed the Compensation Committee. The Board of Directors intends to form the Compensation Committee at its next annual meeting following the Annual Meeting. See "BOARD OF DIRECTORS-Committees of the Board of Directors." The function of the Compensation Committee will be to establish salaries, bonuses and other incentive plans in order to attract persons to serve as, and to retain, motivate and reward qualified persons serving as, directors, executive officers and key employees of the Company. In addition, the Compensation Committee will become the administrator for the 1996 Share Incentive Plan. See "-1996 Share Incentive Plan."

        During Fiscal 1996, executive compensation decisions were made by the Board of Directors of National Auto, which consisted of Gary L. Shapiro, Chief Executive Officer of the Company and Chairman of the Board of Directors, Edgar
A. Otto, a non-employee Director of the Company, and Stephen L. Gurba, who was neither an officer or director nor an employee of the Company. See also "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

       General Policies. The goals of the Company's executive compensation program for 1996 were to attract, retain, motivate and reward qualified persons serving as executive officers. To achieve the goals of the program, the Company relied primarily on (1) base salary, (2) annual bonus compensation and (3) long-term incentives in the form of Benefits granted pursuant to the 1996 Share Incentive Plan. Other elements of compensation included the Company's 401(k) Plan and medical and life insurance benefits available to employees generally.

       Each element of compensation has a different purpose. Salary and bonus payments are mainly designed to reward current and past performance. Stock options are primarily designed to provide incentive for superior long-term performance and are directly linked to stockholders' interests because the value of the awards will increase or decrease based upon the future price of the Common Stock.

       The salary levels for existing executive officers depend primarily on individual levels of responsibility within the Company. The level of salary for newly hired executive officers, while similarly dependent on individual levels of responsibility within the Company, also is affected by the market for executive talent. Additional consideration in setting salary levels is given to the Company's competitive position in its industry and the need to establish compensation and terms of employment that will attract and retain the leadership the Company believes necessary to maintain its position.

       Bonus levels for executive officers and other key employees of the Company depend upon performance and are designed to encourage the achievement of certain annual operating profit goals. Annual bonuses for 1996 for executive officers and certain other key employees were determined pursuant to the terms of the respective individual's employment agreement or by the Board of Directors in those instances where the executive officer or employee did not have an employment agreement with the Company.

       Provided the 1996 Share Incentive Plan is not terminated or materially modified, the Company intends to rely upon the special transition rule contained in the U.S. Treasury regulations which allows the Company, as a private corporation that has completed an initial public offering, to deduct all compensation expenses related to awards or grants made under the 1996 Share Incentive Plan before the annual meeting of stockholders in 2001. Thereafter, the deductibility of compensation expenses related to awards or grants made under the 1996 Share Incentive Plan which result in total covered compensation in excess of $1 million for the chief executive officer


-------------------------
* The disclosure contained in this section of this Proxy Statement is not incorporated by reference into any filings by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that incorporate other filings or portions thereof (including this Proxy Statement or the "EXECUTIVE COMPENSATION" section of this Proxy Statement) without specific reference to the incorporation of this section of this Proxy Statement.

and certain other executive officers will depend upon whether the Company and the 1996 Share Incentive Plan comply with the performance-based exception to
Section 162(m) of the Code.

       The full Board of Directors reviewed and approved stock option grants made by the Company in 1997 to all executive officers recommended by the chief executive officer in connection with the consummation of the Offering. These stock option grants were based primarily on the scope of the executive officer's responsibilities at the Company, the cash compensation that such executive officer had received in his prior employment, the cash compensation proposed to be paid by the Company and such executive officer's overall contribution to the Company's success. See Notes to "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

       The Company believes that the executive compensation program has enabled it to attract, motivate and retain senior management by providing a competitive total compensation opportunity based upon performance. Base salaries, combined with annual performance-based bonus awards that reflect the individual's level of responsibility, performance and contribution to the Company, are important elements of the Company's cash compensation philosophy. Together with the Company's executive stock ownership, the Company's total executive compensation program not only aligns the interest of executive officers and stockholders, but enables the Company to attract talented senior management. The Board of Directors believes that this program strikes an appropriate balance between short and long-term performance objectives.

       Compensation of the Chief Executive Officer. Gary L. Shapiro, the Chief Executive Officer of the Company, received no compensation directly from the Company in Fiscal 1996. However, the Company paid a fee to National Auto for management services rendered pursuant to the Management Agreement (as defined under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Management and Service Agreements"). National Auto, in turn, paid to National Financial, a limited liability company controlled by Mr. Shapiro, a fee pursuant to the Service Agreement (as defined under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Management and Service Agreements") for services necessary to support National Auto's performance of its obligations under the Management Agreement. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Management and Service Agreements". Mr. Shapiro holds a substantial indirect economic interest in the Company. See Note 3 to "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The Company believes that Mr. Shapiro is committed to optimizing the overall performance of the Company to the benefit of all stockholders and that he demonstrated such commitment in Fiscal 1996.


                                            Board of Directors
                                                   Gary L. Shapiro, Chairman
                                                   Keith B. Stein
                                                   Roy E. Tipton
                                                   Edgar A. Otto
                                                   Peter Offermann

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL

        The Company, from time to time, has entered into transactions with certain of its principals and entities in which they have an interest. The Company believes that each such transaction has been on terms no less favorable to the Company than could have been obtained in a transaction with an independent third party.

THE REORGANIZATION

        The National Auto Partnership and the ACCH Partnership were organized in October 1994 and September 1995, respectively, and have conducted the business of the Company since their inception. In January 1997, the respective assets and liabilities of the National Auto Partnership and the ACCH Partnership were transferred to the Company in exchange for all of the Common Stock then outstanding and all of the preferred stock of the Company then outstanding (such transaction being referred to herein as the "Reorganization"). Directors and executive officers of the Company had a direct and material interest in certain transactions that constituted the Reorganization, as described below. The Company believes that the terms of such transactions were as favorable as those that could have been obtained from an unaffiliated third party.

FIRST UNION

The National Auto Partnership

        The First Union Partner is a limited partner of the National Auto Partnership and holds a vested 15% limited partner economic interest in the National Auto Partnership. The remaining limited partners of the National Auto Partnership hold the balance of the limited partner economic interests. The First Union Partner may earn up to an additional 34% limited partner economic interest (or an aggregate of approximately 49% when added to the First Union Partner's current vested economic interest), thus diluting the other limited partners, but not the public stockholders of the Company, over a period of time expiring on January 31, 1999, based upon various factors, including the overall performance of the First Union Strategic Alliance and the total market value of the Company.

The First Union Strategic Alliance

        The First Union Strategic Alliance is evidenced by a referral agreement dated as of April 15, 1996 (the "Referral Agreement") between the Company and First Union. Pursuant to the Referral Agreement, First Union will (i) have First Union's indirect sales finance division ("FUSF") introduce the Company to 1,800 automobile dealers ("Dealers") throughout seven southeastern states and the District of Columbia (the "Southeastern Franchise") and to 1,500 Dealers throughout five northeastern states (the "Northeastern Franchise") for which First Union provides consumer financing and (ii) refer on an exclusive basis to the Company certain non-prime consumer (i.e., borrowers with limited financial resources or past credit problems) credit applications for motor vehicle retail installment sale contracts (each, a "Loan" and, collectively, "Loans") received from such Dealers. In consideration for such services, First Union receives a fee on each Loan purchased by the Company as a result of the First Union Strategic Alliance. Pursuant to the Referral Agreement, funded Loan referrals are without recourse to First Union. The parties are, however, liable to each other for any breach of their respective representations, warranties, covenants and indemnities. The term of the Referral Agreement is for a period of three years and is renewable by the Company each year for an additional year, provided that First Union consents to such renewal. Unless renewed in 1998, the Referral Agreement will expire in April 2000. The Referral Agreement contains provisions that preclude the Company from purchasing Loans from FUSF Dealers through alliances with other financial institutions and also contains provisions that permit First Union to terminate the Referral Agreement upon, among other things, a "change of control" of the Company.

Lending

        The Company currently finances its purchases of Loans primarily through an asset securitization program that involves the securitized warehousing of all of its Loans through their daily sale ("Revolving Securitization") to a bankruptcy-remote master trust (the "Master Trust"), followed by the refinancing of such warehoused Loans, from time to time, through their transfer by the Master Trust to a discrete trust ("Permanent Securitization"), thereby creating additional availability of capital from the Master Trust. Specifically, pursuant to the Revolving Securitization, the Company sells Loans that it has purchased from Dealers on a daily basis to a special-purpose subsidiary, which then sells the Loans to the Master Trust in exchange for certain residual interests in future excess cash flows from the Master Trust. The Master Trust, to date, has issued two classes of investor certificates: "Class B Certificates," which are variable funding (i.e., revolving) certificates bearing interest at floating rates, and "Class C Certificates," representing a portion of the residual interest of the Company's special-purpose subsidiary in future excess cash flows from the Master Trust after the payment of funds to the holders of the Class B Certificates, the deposit of funds into a restricted cash account as a reserve for future Loan losses (which provides additional credit enhancement for the holders of the Class B Certificates) and the payment of certain other expenses and obligations of the Master Trust. First Union National Bank of North Carolina, a subsidiary of First Union Corporation, is the sole holder of the Class B Certificates.

Placement Agent and Underwriting

        First Union Capital Markets Corp. ("FUCMC"), a wholly owned subsidiary of First Union Corporation, has served as placement agent for notes issued by the Company to the Morgan Group. FUCMC has also privately placed and acted as underwriter for a public offering of asset-backed securities of the Company in connection with the Company's securitization transactions and may continue to act as placement agent or underwriter for the Company's future securitization activities.

Registration Rights

        At any time after six months following the consummation of the Offering on February 4, 1997, the Company shall, promptly after receiving notice from the First Union Partner requesting the registration of a specific number of shares of Common Stock, file with the Commission a registration statement with respect to such shares of Common Stock. The First Union Partner will be entitled to two such demand registration requests.

SENIOR SUBORDINATED INDEBTEDNESS

General

        In August 1996, the Company completed a $12 million senior subordinated debt financing. In connection therewith, the Company executed, as of August 9, 1996, a Note Purchase Agreement (the "Note Purchase Agreement") with the Morgan Group. Pursuant to the Note Purchase Agreement, the Company issued to the Morgan Group $12 million aggregate principal amount of its senior subordinated notes due 2001 (the "Senior Subordinated Notes") and related deferred additional interest notes due 2006 (the "Deferred Additional Interest Notes"). In connection with the Reorganization and immediately prior to the Offering, the Deferred Additional Interest Notes were exchanged for 470,000 shares of Common Stock representing 10% of the outstanding Common Stock immediately following the Reorganization and the Senior Subordinated Notes became the obligation of the Company. Immediately following the Reorganization and immediately prior to the Offering, the Company granted to certain key employees and directors of the Company options to acquire an aggregate of 260,000 shares of Common Stock. Pursuant to the terms of the Note Purchase Agreement, the holders of the Senior Subordinated Notes were entitled, prior to the Offering, to receive additional shares of Common Stock upon the grant of options to key employees and directors of the Company. Accordingly, upon the grant of such options, the Company issued to the Morgan Group an additional 26,000 shares of Common Stock. The Note Purchase Agreement generally prohibits the Company's payment of dividends on its Common Stock, subject to certain conditions, so long as any amount remains unpaid on the Senior Subordinated Notes. The Senior Subordinated Notes, the final maturity date of which is in July 2001, bear interest on the unpaid principal amount thereof at a rate of 10% per annum. Such interest is payable quarterly in arrears on July 31, October 31, January 31 and April 30 of each year commencing October 31, 1996.

Registration Rights

        The Company has agreed to file with the Commission, as promptly as practicable after receiving notice from the Morgan Group requesting the registration of a specific number of shares of the Common Stock, a registration statement with respect to such shares of Common Stock. The Morgan Group is entitled to two such demand registration requests. In certain limited circumstances (e.g., if in the Company's reasonable judgment such filing would adversely affect, among other things, a proposed financing, reorganization or recapitalization of the Company), the Company may delay the requested filing of a registration statement.

        The Morgan Group agreed, upon the request of the underwriters of the Offering, not to sell or distribute shares of Common Stock during the 180-day period beginning on February 4, 1997, the closing date of the Offering.

JUNIOR SUBORDINATED INDEBTEDNESS

        During 1994, Gary L. Shapiro, Edgar A. Otto and Stephen L. Gurba loaned $1,525,000, $3,675,000 and $123,733, respectively, to the Company. During 1995,
Messrs. Shapiro and Otto loaned $539,000 and 342,000, respectively, to the Company. During 1995, Nova Financial Corporation and Nova Corporation, each of which is a privately held corporation controlled by Messrs. Shapiro and Otto, loaned $100,000 and $1,115,000, respectively, to the Company. During 1996, Nova Corporation loaned $700,000 to the Company. Also during 1996, $511,000 and $461,000 was repaid to Messrs. Shapiro and Otto, respectively. All of such loans were made on a junior subordinated basis and in exchange for promissory notes of the Company (collectively, the "Junior Subordinated Notes"). The Company believes that the terms of each of the Junior Subordinated Notes are as favorable as could have been obtained from an unaffiliated third party. Each of the Junior Subordinated Notes bears interest at a rate of 8% per annum. All interest on the Junior Subordinated Notes accrued through August 15, 1996 was paid in August 1996, and future interest will be paid quarterly in arrears. Immediately prior to the consummation of the Offering, the Junior Subordinated Notes were amended to provide for a maturity date of January 31, 2002 and to permit the Company to prepay the debt evidenced thereby without penalty or the payment of any premium. The Company used a portion of the proceeds of the Offering to repay $1,122,361 to Mr. Shapiro, $2,594,186 to Mr. Otto, $90,018 to Mr. Gurba, $72,754 to Nova Financial Corporation and $1,302,131 to Nova Corporation, each pursuant to the terms of the Junior Subordinated Notes.

MANAGEMENT AND SERVICE AGREEMENTS

        The Company is party to a certain Management Agreement with National Auto (the "Management Agreement") pursuant to which National Auto provides operational and administrative services relating to the management, business operations, assets and interests of the Company. During Fiscal 1996, the Company paid National Auto a fixed fee of $500,000 for such services. The Company believes that the terms of the Management Agreement are as favorable as could have been obtained from an unaffiliated third party for comparable services.

        Pursuant to a certain Service Agreement, dated as of December 29, 1994, as amended (the "Service Agreement"), between National Auto and National Financial, a limited liability company controlled by Gary L. Shapiro, National Financial provides to National Auto certain legal, accounting, management and other administrative services necessary to support National Auto's performance of its obligations under the Management Agreement. The Service Agreement expires on the earlier of December 31, 2015 or the date on which National Auto is liquidated and its certificate of incorporation is cancelled.

PARTNERSHIP AGREEMENTS

        The National Auto Partnership was formed pursuant to the National Auto Partnership Agreement. The principal limited partners of the National Auto Partnership are S Associates, O Associates, the First Union Partner and Stephen L. Gurba. In addition, certain members of the management of the Company, and certain employees of National Financial, own minority limited partner interests in the National Auto Partnership. All such persons and entities own, in the aggregate, 99% of the partner interests in the National Auto Partnership.

        The National Auto Partnership Agreement provides, in part, that upon the occurrence of certain named events (collectively, the "Put Events"), the First Union Partner has the right to cause the National Auto Partnership to redeem the First Union Partner's partner interest. The Put Events include (i) the withdrawal of National Auto from the National Auto Partnership or the addition of one or more persons as general partners thereof (except that such withdrawal and subsequent addition are not considered a Put Event if any of National Auto, Gary L. Shapiro or Edgar A. Otto is in control of the then general partner of the National Auto Partnership), (ii) any ownership exchanges which have specified tax consequences with respect to National Auto, (iii) any merger, consolidation or other reorganization of the National Auto Partnership or its business (except that no Put Event will be deemed to have occurred if there is no change in the business of the National Auto Partnership or the substantive terms of the National Auto Partnership Agreement and the First Union Partner's interests in the National Auto Partnership are not adversely affected), (iv) the classification of the National Auto Partnership as an association taxable as a corporation or a publicly traded partnership, (v) December 2002, (vi) subject to certain exceptions, a transfer of partner interests which, when added to all prior transfers, if any, represents an aggregate change in ownership of more than 29% of the total partner interests, and (vii) the existence of a regulatory requirement that prevents the First Union Partner from maintaining its ownership interest in the National Auto Partnership. The National Auto Partnership Agreement provides, further, that upon the National Auto Partnership's receipt from the First Union Partner of a put notice pursuant to which the First Union Partner requests redemption of its interest in the National Auto Partnership, National Auto has the right to (i) dissolve the National Auto Partnership, (ii) sell or exchange 100% of the partner interests of the National Auto Partnership,
(iii) sell or exchange 100% of the property of the National Auto Partnership, or
(iv) offer publicly the equity securities of the National Auto Partnership. In addition, in December 1996, the National Auto Partnership Agreement was amended to provide that upon receipt from the First Union Partner of a put notice referred to in the immediately preceding sentence, the National Auto Partnership may redeem the First Union Partner's partner interest in shares of Common Stock or in such other form of consideration as may be agreed upon.

        See also "BOARD OF DIRECTORS - Compensation Committee Interlocks and Insider Participation" for additional information concerning transactions and relationships with management and others.

                             APPOINTMENT OF AUDITORS

         KPMG Peat Marwick LLP, independent certified public accountants, audited the financial statements of the Company for Fiscal 1996 contained in the Company's Annual Report on Form 10-K, as filed with the Commission on March 31, 1997.

         Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Based upon the recommendation of the Audit Committee, and subject to ratification by the stockholders, the Board of Directors has appointed KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending December 31, 1997.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH RATIFICATION.


                         1998 PROPOSALS OF STOCKHOLDERS

         The Company intends to hold the 1998 Annual Meeting of Stockholders in the spring of 1998. Any stockholder of the Company wishing to include proposals in the proxy materials for such meeting must meet the requirements of the rules of the Commission relating to proposals of security holders. Such proposals must be received by the Secretary of the Company in writing at the principal executive offices of the Company on or prior to January 16, 1998.


                                 OTHER BUSINESS

         The Board of Directors is not aware of any other matters that may be presented at the Annual Meeting other than those mentioned in the Company's Notice of Annual Meeting of Stockholders enclosed herewith. If, however, any other matters do properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is intended that the persons named as proxies will vote, pursuant to their discretionary authority, according to their best judgment and in the interests of the Company.

                             ADDITIONAL INFORMATION

         All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying materials will be paid by the Company. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone, telegram or by personal interviews. Such persons will receive no additional compensation for such services. The Company will reimburse brokers and certain other persons for their costs and expenses in forwarding proxy materials to the beneficial owners of Common Stock held of record by such persons.

         A copy of the Company's 1996 Annual Report to Stockholders (including the Company's Annual Report on Form 10-K for Fiscal 1996, as amended) is being mailed to the stockholders simultaneously with this Proxy Statement. The financial statements and financial information appearing in such Annual Report are incorporated by reference herein.


                                            By Order of the Board of Directors,

                                            /s/ Keith B. Stein

                                            Keith B. Stein
                                            Vice Chairman, Treasurer, and
                                              Secretary

Boca Raton, Florida
May 15, 1997

                       NATIONAL AUTO FINANCE COMPANY, INC.



Dear Stockholder:

We are pleased to announce National Auto Finance Company, Inc.'s 1997 Annual Meeting of Stockholders. The meeting will take place on June 20, 1997, beginning at 11:00 a.m., Eastern Daylight Time, at the Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida.

Even if you plan to attend the meeting, please review the enclosed material and cast your votes below.

Your vote is very important to us. Please mark the boxes on the proxy card to indicate how your shares will be voted. Date and sign the card, then detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Best Regards,


National Auto Finance Company, Inc.


                                DETACH HERE                               NAF 4
--------------------------------------------------------------------------------
|X|   Please mark votes
      as in this example.



1.  ELECTION OF DIRECTORS             2.  RATIFICATION OF SELECTION OF
    NOMINEES:  Keith B. Stein,            INDEPENDENT AUDITORS
               Peter Offermann

    FOR        WITHHELD                   FOR      AGAINST      ABSTAIN
    |_|           |_|                     |_|        |_|          |_|



                                      3.  In their discretion, the Proxies are
                                          authorized to vote upon such other
                                          matters as may properly come before
                                          the meeting.



|_|  _______________________________________              MARK HERE   |_|
     For both nominees except as noted above            FOR ADDRESS
                                                         CHANGE AND
                                                       NOTE AT LEFT




                                          PLEASE SIGN, DATE, AND RETURN THIS
                                          PROXY PROMPTLY USING THE ENCLOSED
                                          ENVELOPE.

                                          Please sign exactly as your name(s) is
                                          (are) shown on the stock certificate
                                          to which the Proxy applies. When
                                          shares are held by joint tenants, both
                                          should sign. When signing as an
                                          attorney, executor, administrator,
                                          trustee or guardian, please give full
                                          title as such. If a corporation,
                                          please sign in full corporate name by
                                          President or other authorized officer.
                                          If a partnership, please sign in
                                          partnership name by authorized person.



Signature:               Date:             Signature:              Date:
          --------------      -------                --------------      -------

                                   DETACH HERE                           NAF 4
--------------------------------------------------------------------------------


                       NATIONAL AUTO FINANCE COMPANY, INC.


   P                     ANNUAL MEETING OF STOCKHOLDERS
   R
   O                              JUNE 20, 1997
   X
   Y       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 The undersigned hereby appoints GARY L. SHAPIRO and KEITH B. STEIN, and each or either of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated in this Proxy, all of the shares of Common Stock of NATIONAL AUTO FINANCE COMPANY, INC. held of record by the undersigned on May 6, 1997 at the Annual Meeting of Stockholders of National Auto Finance Company, Inc., to be held on June 20, 1997, or at any adjournment or adjournments thereof.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NUMBERS 1 AND 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBERS 1 AND 2 IF NO SPECIFICATION IS MADE.



                                                       -----------------------
                                                             SEE REVERSE
         CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE
                                                       -----------------------